                                                         EXHIBIT (b)(2)


 State Street
 State Street Bank and Trust Company
 P.O. Box 1713
 Boston, Massachusetts 02105-1713

 Joseph P. Belanger
 Vice President
 (617) 985-5919

                                              March 1, 1994
Mr. Jeffrey W. Maillet
Vice President
Van Kampen Merritt, Inc.
One Parkview Plaza
Oakbrook Terrace, Il 60181

Re: Van Kampen Merritt Prime Rate Income Trust

Dear Jeff:


This is to advise you that, based on the information you have furnished us and our discussions to date, State Street Bank and Trust Company (the "Bank") has approved your request of up to $25 million of unsecured bank financing for the Van Kampen Merritt Prime Rate Income Trust (the "Fund"). Our willingness to provide the proposed financing is contingent upon and subject to the terms and conditions in this letter (the "Agreement"). The proceeds of advances made under the line (the "Advances") may be used only to provide the Fund with additional liquidity to meet its obligations to purchase common shares of the Fund pursuant to any tender offer the Fund may make or for temporary or emergency purposes.

Prior to making any initial Advance to the Fund, the Bank shall have received with respect to that Advance from the Fund:

   1.  an Advance request in the form attached hereto as
Exhibit 1 (the "Advance Request") stating the principal amount of the requested Advance and warranting (i) compliance with the Investment Company Act of 1940 and the prospectus and statement of additional information of the Fund, (ii) usage in accordance with this letter, and (iii) compliance with the further requirement that all borrowings utilized to fund previous tender requests be repaid in full;

   2. the executed Promissory Note in the form attached hereto as Exhibit 2;

   3. a certified copy of resolutions of the Board of Trustees of the Fund approving the loan; and

   4. an opinion of counsel to the Fund in a form satisfactory to the Bank.


Prior to making any further Advance after making an initial
Advance, the Bank shall have received a completed Advance Request.

So long as any advances under the Line of Credit remain unpaid, the Fund shall:

   1. not create, incur or assume or suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing ("Liens"), upon or with respect to any of its properties, owned or acquired during such period; and

   2.  maintain a net asset value of at least $500 million.


So long as the line of credit is offered pursuant to the terms of this letter to the Fund or any amount shall be outstanding under any Note, the Fund shall furnish to the Bank a statement of assets and liabilities as of the end of each semi-annual period, the portfolio of investments as of the end of each fiscal quarter, proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time.

The Bank will honor requests for credit under this line until January 28, 1995. Interest on any borrowings will be calculated at the rate, as it exists from time to time, announced by the Bank in Boston as its Prime Rate. As compensation for holding available this lending commitment, the Fund agrees to pay a 1/4% per annum fee on the unused portion of the commitment. The fee will be payable quarterly in arrears.

As an inducement to the Bank to extend the Line of Credit you represent and warrant to the Bank that:

   1. the execution, delivery and performance of all of the agreements and instruments in connection with the Line of Credit are within the Fund's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Fund's organizational documents, by laws, prospectus and statement of additional information or any material agreement or undertaking binding upon the Fund;

   2. the Line of Credit is the legal, valid and binding obligation of the Fund and does not require the consent or approval of any governmental agency or authority, except that enforcement may be limited by bancruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles;

   3. except as described in the prospectus, there is no litigation, proceeding or investigation pending, or to the knowledge of the Board of Trustees of the Trust, threatened against the Fund; and

   4. the Fund has statutory authority to enter into this agreement and that any loan requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the prospectus and statement of additional information, the Investment Company Act of 1940, or any applicable rule, regulation or statute.

This Agreement may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts one and the same Agreement.

This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of said
Commonwealth, without regard to principles of conflicts of law. All obligations of the Fund and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law.

As provided in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Promissory Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

If the foregoing satisfactorily sets forth the terms and conditions of the Line of Credit, please execute and return the enclosed copy of this letter on or before March 31, 1994, together with the enclosed documents and the opinion of your outside counsel concerning this transaction.

                                        Sincerely,

                                        /s/ Joseph P. Belanger

Accepted:

VAN KAMPEN MERRITT PRIME RATE TRUST

by    /s/ Edward C. Wood III
its:  Vice President
date: March 3, 1994

                      PROMISSORY NOTE


$25,000,000.00                     _____________________, 1994
                                         Boston, Massachusetts

   On Demand, For Value Received, the undersigned, jointly and severally if more than one, (herein called "Borrower"), hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

               TWENTY-FIVE MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the Borrower pursuant to a letter agreement dated March 1, 1994 as such letter agreement may be amended, extended or replaced (the Agreement), as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan at the rate or rates per annum set forth in the Note Schedule. Capitalized terms contained herein and not defined will have the meanings ascribed to them in the Agreement. The principal amount of each loan shall be payable on demand by the Bank. Interest on the unpaid balance of each loan shall be payable in arrears on the same day as the principal amount of such loan is paid or demand is made, whichever is earlier, at the rate per annum set forth in the Note Schedule. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 4% above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

   All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank and, prior to any transfer hereof, endorsed on the Note Schedule which is part of this note. The entries on the records of the Bank (including any appearing on this note) shall be prima facie evidence of amounts outstanding hereunder.

At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (a) failure to make any payment of principal or interest or pay any fee on any loan hereunder when due; (b) failure to pay or perform any liability, obligation or agreement of any Obligor to or with the holder of this note; (c) failure of any Obligor to pay or perform any obligation of any such Obligor to others for borrowed money or in respect of any extension of credit or accommodation; (d) failure of any representation or warranty in any statement or document or financial statements delivered to Bank for the purpose of including it to make or maintain loans under this note; (e) failure to furnish Bank promptly with financial information concerning any Obligor; (f) loss, theft, substantial damage, sale or encumbrance to or of any property constituting any collateral for the loans made under this note, or the making of any levy, seizure or attachment thereof or thereon or the failure to pay when due any tax thereon or, with respect to any insurance policy, any premium therefor;
(g) default under any instrument constituting, or under any agreement relating to, any collateral; (h) change in the condition (financial or otherwise) of any Obligor which in the opinion of the holder will impair its security or increase its risk;
(i) the occurrence of any of the following with respect to any
Obligor: admission in writing of his or its inability, or be generally unable, to pay his or its debts as they become due, death, dissolution, termination of existence, business failure, insolvency, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency laws by or against such person.

   Any deposits or other sums at any time credited by or due from holder to any Obligor, and any securities or other property of any Obligor at any time in the possession of holder may at all times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of such Obligor to holder. Regardless of the adequacy of collateral, holder may apply or set off such deposits or other sums against such liabilities at any time in the case of a primary Obligor, but only with respect to matured liabilities in the case of a secondary Obligor.

   Each Obligor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that this note may be extended from time to time and that no extension or other indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of such Obligor. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Obligor" means any person primarily or secondarily liable hereunder or in respect hereto; and "holder" means the payee or any endorsee of this note who is in possession of it, or the bearer hereof if this note is at the time payable to bearer.

   This note is secured by any and all collateral at any time granted Bank to secure any obligations of Borrower.

   Each Obligor agrees to pay on demand all costs and expenses
(including legal costs and attorney's fees) incurred or paid by the holder in enforcing this note on default.


   This note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.


VAN KAMPEN MERRITT PRIME RATE INCOME TRUST


By:________________________

Title:_____________________

Date:___________________

2896E
8/93

                  VAN KAMPEN MERRITT PRIME RATE INCOME TRUST
                               ADVANCE REQUEST

This instrument constitutes an Advance Request for an advance pursuant to the Promissory Note (the "Note"), dated________________________, 1993 of Van Kampen Merritt Prime
Rate Income Trust (the "Fund") to THE STATE STREET BANK AND TRUST COMPANY, (the "Bank"), together with all Exhibits and Certificates and the letter Agreement attached hereto dated ______________ (collectively, the "Line Letter").

The Fund agrees that any advance extended pursuant to this Advance Request shall constitute indebtedness of the Undersigned, subject to the terms of the Note. Further, the Fund hereby represents and warrants that:

1. usage of the proceeds of the Advance shall be limited to conform with the usage specified in the Line Letter, and

2. the Fund is in compliance with all the terms and conditions in the Line Letter.


                                         VAN KAMPEN MERRITT PRIME RATE TRUST

                                         by:__________________________________

                                         Name:________________________________

                                         Title:_______________________________

                                         Date:________________________________


            REQUESTED AMOUNT OF ADVANCE: $________________

State Street

State Street Bank and Trust Company
P.O. Box 1713
Boston, Massachusetts 02105-1713

David V. Cox
Vice President
Tel: (617) 985-0973


March 8, 1995


Mr. Jeffrey W. Maillet
Vice President
Van Kampen / American Capital, Inc.
One Parkview Plaza
Oakbrook Terrace, Il 60181

Re: Van Kampen Merritt Prime Rate Income Trust

Dear Jeff:

This is to advise you that State Street Bank & Trust Company (the "Bank") renewed a $25 million, unsecured, committed line of credit (the "Credit Facility") for the Van Kampen Merritt Prime Rate Income Trust (the "Fund"). Our willingness to provide this Credit Facility is contingent upon and subject to the terms and conditions described within this letter (the "Agreement"). The proceeds of advances made under the Credit Facility (the "Advances") may be used only to provide the Fund with additional liquidity to meet its obligations to purchase common shares of the Fund pursuant to any tender offer the Fund may make or for temporary or emergency purposes.

Prior to making any initial Advance to the Fund, the Bank shall have received with respect to that Advance from the Fund:

       1. a request in the form attached hereto as Exhibit 1 (the "Advance Request") stating the principal amount of the requested Advance and warranting (i) compliance with the Investment Company Act of 1940 and the Fund's prospectus and statement of additional information, (ii) usage in accordance with the Agreement, and (iii) compliance with the further requirement that all borrowings utilized to fund previous tender requests be repaid in full;

       2. the executed Promissory Note in the form attached hereto as Exhibit 2;

       3. a certified copy of resolutions of the Board of Trustees of the Fund approving the loan; and

       4. an opinion of counsel to the Fund in a form satisfactory to the Bank.

Prior to making any further Advance after making an initial Advance, the Bank shall have received a completed Advance Request.

So long as any amount outstanding under the Credit Facility remains unpaid, the Fund shall:

       1. not create, incur, assume nor suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing ("Liens"), upon or with respect to any of its properties, owned or acquired during such period; and

       2. maintain a net asset value of at least $500 million.

So long as the Credit Facility is offered pursuant to the Fund or any amount shall be outstanding under any Promissory Note, the Fund shall furnish to the Bank a statement of assets and liabilities as of the end of each semi-annual period, the portfolio of investments as of the end of each fiscal quarter, proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time.

The Bank will honor requests under this Credit Facility until February 28, 1996. Interest on any borrowings will be calculated at the rate, as it exists from time to time, announced by the Bank in Boston as its Prime Rate. As compensation for holding available this lending commitment, the Fund agrees to pay a 1/4% per annum fee on the unused portion of the commitment. The fee will be payable quarterly in arrears.

As an inducement to the Bank to extend the Credit Facility you represent and warrant to the Bank that:

       1. the execution, delivery and performance of all of the agreements and instruments in connection with the Credit Facility are within the Fund's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Fund's organizational documents, by laws, prospectus and statement of additional information or any material agreement or undertaking binding upon the Fund;

       2. the Credit Facility is the legal, valid and binding obligation of the Fund and does not require the consent nor approval of any governmental agency or authority, except that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles:

       3. except as described in the prospectus, there is no litigation, proceeding or investigation pending, nor to the knowledge of the Board of Trustees of the Trust, threatened against the Fund; and

       4. the Fund has statutory authority to enter into this Agreement and that any Advance Requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the prospectus and statement of additional information, the Investment Company Act of 1940, nor any applicable rule, regulation or statute.

This Agreement may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts one and the same Agreement.

This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of said Commonwealth, without regards to principles of conflicts of law. All obligations of the Fund and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law.

As provided in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Promissory Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

If the foregoing satisfactorily sets forth the terms and conditions of the Credit Facility, please execute and return the enclosed copy of this letter on or before March 31, 1995, together with the enclosed documents.

Sincerely,




/s/ David V. Cox
Vice President


Accepted:

VAN KAMPEN MERRITT PRIME RATE TRUST



By: /s/ Edward Wood III

Its: Vice President & Treasurer



Date: March 13, 1995

                                PROMISSORY NOTE


$25,000,000.00                                          ________________,19__
                                                        Boston, Massachusetts


    On Demand, For Value Received, the undersigned, jointly and severally if more than one, (herein called "Borrower"), hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                          TWENTY-FIVE MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the Borrower pursuant to a letter agreement dated March 8, 1995 as such letter agreement may be amended, extended or replaced (the Agreement), as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan at the rate or rates per annum set forth in the Note Schedule. Capitalized terms contained herein and not defined will have the meanings ascribed to them in the Agreement. The principal amount of each loan shall be payable on demand by the Bank. Interest on the unpaid balance of each loan shall be payable in arrears on the same day as the principal amount of such loan is paid or demand is made, whichever is earlier, at the rate per annum set forth in the Note Schedule. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 4% above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

    All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank and, prior to any transfer hereof, endorsed on the Note Schedule which is part of this note. The entries on the records of the Bank (including any appearing on this note) shall be prima facie evidence of amounts outstanding hereunder.

    At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (a) failure to make any payment of principal or interest or pay any fee on any loan hereunder when due; (b) failure to pay or perform any liability, obligation or agreement of any Obligor to or with the holder of this note; (c) failure of any Obligor to pay or perform any obligation of any such Obligor to others for borrowed money or in respect of any extension of credit or accommodation; (d) failure of any representation or warranty in any statement or document or financial statements delivered to Bank for the purpose of including it to make or maintain loans under this note; (e) failure to furnish Bank promptly with financial information concerning any Obligor; (f) loss, theft, substantial damage, sale or encumbrance to or of any property constituting any collateral for the loans made under this note, or the making of any levy, seizure or attachment thereof or thereon or the failure to pay when due any tax thereon or, with respect to any insurance policy, any premium therefor; (g) default under any instrument constituting, or under any agreement relating to, any collateral; (h) change in the condition

(financial or otherwise) of any Obligor which in the opinion of the holder will impair its security or increase its risk; (i) the occurrence of any of the following with respect to any Obligor: admission in writing of his or its inability, or be generally unable, to pay his or its debts as they become due, death, dissolution, termination of existence, business failure, insolvency, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency laws by or against such person.

    Any deposits or other sums at any time credited by or due from holder to any Obligor, and any securities or other property of any Obligor at any time in the possession of holder may at all times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of such Obligor to holder. Regardless of the adequacy of collateral, holder may apply or set off such deposits or other sums against such liabilities at any time in the case of a primary Obligor, but only with respect to matured liabilities in the case of a secondary Obligor.

    Each Obligor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery acceptance, performance, default or enforcement hereof and consent that this note may be extended form time to time and that no extension or other indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of such Obligor. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Obligor' means any person primarily or secondarily liable hereunder or in respect hereto; and "holder" means the payee or any endorsee of this note who is in possession of it, or the bearer hereof if this note is at the time payable to bearer.

    This note is secured by any and all collateral at any time granted Bank to secure any obligations of Borrower.

    Each Obligor agrees to pay on demand all costs and expenses (including legal costs and attorney's fees) incurred or paid by the holder in enforcing this note on default.

    This note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

VAN KAMPEN MERRITT PRIME RATE INCOME TRUST


By:


Title:


Date:

                   VAN KAMPEN MERRITT PRIME RATE INCOME TRUST
                                ADVANCE REQUEST


This instrument constitutes an Advance Request for an advance pursuant to the Promissory Note (the "Note"), dated ___________________________ of Van Kampen Merritt Prime Rate Income Trust (the "Fund") to THE STATE STREET BANK AND TRUST COMPANY, (the "Bank"), together with all Exhibits and Certificates and the Letter Agreement attached hereto dated March 8,1995, (collectively, the "Agreement").

The Fund agrees that any advance extended pursuant to this Advance Request shall constitute indebtedness of the Undersigned, subject to the terms of the Note. Further, the Fund hereby represents and warrants that:

       1. usage of the proceeds of the Advance shall be limited to conform with the usage specified in the Agreement, and

       2. the Fund is in compliance with all the terms and conditions in the Agreement.


                                    VAN KAMPEN MERRITT PRIME RATE TRUST


                                     By: ______________________________


                                     Name: ____________________________


                                     Title: ___________________________


                                     Date: ____________________________



REQUESTED AMOUNT OF ADVANCE: $___________________

[STATE STREET LOGO]

STATE STREET BANK AND TRUST COMPANY
P.O. Box 1713
Boston, Massachusetts 02105-1713

David V. Cox
Vice President
Tel: (617) 985-0973

                                                    February 23, 1996


Mr. Jeffrey W. Maillet
Vice President
Van Kampen American Capital, Inc.
One Parkview Plaza
Oakbrook Terrace, IL 60181

RE: VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

Dear Jeff:

This is to advise you that State Street Bank & Trust Company (the "Bank") increased and renewed a $25 million, unsecured, committed line of credit (the "Credit Facility") by $25 million for a total of $50 million for the Van Kampen American Capital Prime Rate Income Trust (the "Fund"). Our willingness to provide this Credit Facility is contingent upon and subject to the terms and conditions described within this letter (the "Agreement"). The proceeds of advances made under the Credit Facility (the "Advances") may be used only to provide the Fund with additional liquidity to meet its obligations to purchase common shares of the Fund pursuant to any tender offer the Fund may make or for temporary or emergency purposes as defined by the Investment Company Act of 1940.

Prior to making any initial Advance to the Fund, the Bank shall have received with respect to that Advance from the Fund:

          1. a request in the form attached hereto as Exhibit 1 (the "Advance Request") stating the principal amount of the requested Advance and warranting (i) compliance with the Investment Company Act of 1940 and the Fund's prospectus and statement of additional information, (ii) usage in accordance with the Agreement, and (iii) compliance with the further requirement that all borrowings utilized to fund previous tender requests be repaid in full;

          2. the executed Promissory Note in the form attached hereto as Exhibit 2;

          3. a certified copy of resolutions of the Board of Trustees of the Fund approving the loan; and

          4. an opinion of counsel to the Fund in a form satisfactory to the Bank.

Prior to making any further Advance after making an initial Advance, the Bank shall have received a completed Advance Request.

So long as any amount outstanding under the Credit Facility remains unpaid, the Fund shall:

                 1. not create, incur, assume nor suffer to exist any lien (statutory or otherwise), security interest, priority, conditional sale, pledge, charge or other encumbrance or similar rights of others or any agreement to give any of the foregoing ("Liens"), upon or with respect to any of its properties, owned or acquired during such period; and

                 2. maintain a net asset value of at least $500 million.

So long as the Credit Facility is offered pursuant to the Fund or any amount shall be outstanding under any Promissory Note, the Fund shall furnish to the Bank a statement of assets and liabilities as of the end of each semi-annual period, the portfolio of investments as of the end of each fiscal quarter, proxy materials, reports to the shareholders and such other information as the Bank shall reasonably request from time to time.

The Bank will honor requests under this Credit Facility until February 28, 1997. Interest on any borrowings will be calculated at the rate, as it exists from time to time, announced by the Bank in Boston as its Prime Rate. As compensation for holding available this lending commitment, the Fund agrees to pay a 1/10% per annum fee on the unused portion of the commitment. The fee will be payable quarterly in arrears.

As an inducement to the Bank to extend the Credit Facility you represent and warrant to the Bank that:

                 1. the execution, delivery and performance of all of the agreements and instruments in connection with the Credit Facility are within the Fund's power and authority and have been authorized by all necessary proceedings and will not contravene any provision of the Fund's organizational documents, by laws, prospectus and statement of additional information or any material agreement or undertaking binding upon the Fund;

                 2. the Credit Facility is the legal, valid and binding obligation of the Fund and does not require the consent nor approval of any governmental agency or authority, except that enforcement may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles:

                 3. except as described in the prospectus, there is no litigation, proceeding or investigation pending, nor to the knowledge of the Board of Trustees of the Trust, threatened against the Fund; and

                 4. the Fund has statutory authority to enter into this Agreement and that any Advance Requests hereunder will not result in an aggregate of all loans outstanding which exceed the limits permitted under the prospectus and statement of additional information, the Investment Company Act of 1940, nor any applicable rule, regulation or statute.

This Agreement may be executed in several counterparts, and each such counterpart shall be deemed to be an original and shall constitute together with all other counterparts one and the same Agreement.

This Agreement shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with the laws of said Commonwealth, without regards to principles of conflicts of law. All obligations of the Fund and rights of the Bank shall be in addition to and not in limitation of those provided by applicable law. Nothing within this Agreement shall be construed as to modify or supersede any provision of the Custodian Agreement between the Bank and the Fund in any respect.

As provided in Section 5.5 of the Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund shall not personally be bound by or liable for any indebtedness, liability or obligation hereunder or under the Promissory Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

If the foregoing satisfactorily sets forth the terms and conditions of the Credit Facility, please execute and return the enclosed copy of this letter on or before February 29, 1996, together with the enclosed documents.

                                          Sincerely,


                                          /s/ David V. Cox
                                           David V. Cox
                                           Vice President

Accepted:

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

BY:  /s/ Edward Wood III
     --------------------------------

ITS:   Vice President
     --------------------------------

DATE:  February 29, 1996
     --------------------------------

cc:              Joseph Belanger, SSB
                 Nicholas Delmaso, VKAC

                                   EXHIBIT 1

              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
                                ADVANCE REQUEST

This instrument constitutes an Advance Request for an advance pursuant
to the Promissory Note (the "Note"), dated      of VAN KAMPEN AMERICAN CAPITAL
PRIME RATE INCOME TRUST (the "Fund") to THE STATE STREET BANK AND TRUST COMPANY, (the "Bank"), together with all Exhibits and Certificates and the Letter Agreement attached hereto dated January 30, 1996, (collectively, the "Agreement").

The Fund agrees that any advance extended pursuant to this Advance Request shall constitute indebtedness of the Undersigned, subject to the terms of the Note. Further, the Fund hereby represents and warrants that:

                 1. usage of the proceeds of the Advance shall be limited to conform with the usage specified in the Agreement, and

                 2. the Fund is in compliance with all the terms and conditions in the Agreement.


              VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST



              By:
                    ----------------------------------------------

              Name:
                    ----------------------------------------------

              Title:
                    ----------------------------------------------

              Date:
                    ----------------------------------------------


REQUESTED AMOUNT OF ADVANCE: $
                              ------------------------------------

                                   EXHIBIT 2

                                PROMISSORY NOTE

$50,000,000.00                                                     ,19
                                                   -----------------  --
                                                   Boston, Massachusetts

         On Demand, For Value Received, the undersigned, jointly and severally if more than one, (herein called "Borrower"), hereby promise(s) to pay to the order of State Street Bank and Trust Company (herein called "Bank") at the principal office of Bank at 225 Franklin Street, Boston, Massachusetts 02110, or such other place as the holder hereof shall designate

                             FIFTY MILLION DOLLARS

or, if less, the aggregate principal amount of all loans made by the Bank to the Borrower pursuant to a letter agreement dated JANUARY 30, 1996 as such letter agreement may be amended, extended or replaced (the Agreement), as shown in the schedule attached hereto (the "Note Schedule"), together with interest on each loan at the rate or rates per annum set forth in the Note Schedule. Capitalized terms contained herein and not defined will have the meanings ascribed to them in the Agreement. The principal amount of each loan shall be payable on demand by the Bank. Interest on the unpaid balance of each loan shall be payable in arrears on the same day as the principal amount of such loan is paid or demand is made, whichever is earlier, at the rate per annum set forth in the Note Schedule. Interest shall be calculated on the basis of actual days elapsed and a 360-day year. Overdue payments of principal (whether at stated maturity, by acceleration or otherwise) shall bear interest, payable on demand, at a fluctuating interest rate per annum equal to 4% above the Prime Rate in effect from time to time. "Prime Rate" shall mean the rate of interest announced by the Bank in Boston, Massachusetts from time to time as its "Prime Rate".

         All loans hereunder and all payments on account of principal and interest hereof shall be recorded on the books and records of the Bank and, prior to any transfer hereof, endorsed on the Note Schedule which is part of this note. The entries on the records of the Bank (including any appearing on this note) shall be prima facie evidence of amounts outstanding hereunder.

         At the option of the holder, this note shall become immediately due and payable without notice or demand upon the occurrence of any of the following events of default: (a) failure to make any payment of principal or interest or pay any fee on any loan hereunder when due; (b) failure to pay or perform any liability, obligation or agreement of any Obligor to or with the holder of this note; (c) failure of any Obligor to pay or perform any obligation of any such Obligor to others for borrowed money or in respect of any extension of credit or accommodation; (d) failure of any representation or warranty in any statement or document or financial statements delivered to Bank for the purpose of including it to make or maintain loans under this note; (e) failure to furnish Bank promptly with financial information concerning any Obligor; (f) loss, theft, substantial damage, sale or encumbrance to or of any property constituting any collateral for the loans made under this note, or the making of any levy, seizure or attachment thereof or thereon or the failure to pay when due any tax thereon or, with respect to any insurance policy, any premium therefor; (g) default under any instrument constituting, or under any agreement relating to, any collateral; (h) change in the condition

(financial or otherwise) of any Obligor which in the opinion of the holder will impair its security or increase its risk; (i) the occurrence of any of the following with respect to any Obligor: admission in writing of his or its inability, or be generally unable, to pay his or its debts as they become due, death, dissolution, termination of existence, business failure, insolvency, appointment of a receiver of any part of the property of, legal or equitable assignment, conveyance or transfer of property for the benefit of creditors by, or commencement of any proceedings under any bankruptcy or insolvency laws by or against such person.

         Any deposits or other sums at any time credited by or due from holder to any Obligor, and any securities or other property of any Obligor at any time in the possession of holder may at all times be held and treated as collateral for the payment of this note and any and all other liabilities (direct or indirect, absolute or contingent, sole, joint or several, secured or unsecured, due or to become due, now existing or hereafter arising) of such Obligor to holder. Regardless of the adequacy of collateral, holder may apply or set off such deposits or other sums against such liabilities at any time in the case of a primary Obligor, but only with respect to matured liabilities in the case of a secondary Obligor.

         Each Obligor hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery acceptance, performance, default or enforcement hereof and consent that this note may be extended from time to time and that no extension or other indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of such Obligor. No delay or omission on the part of Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. "Obligor" means any person primarily or secondarily liable hereunder or in respect hereto; and "holder" means the payee or any endorsee of this note who is in possession of it, or the bearer hereof if this note is at the time payable to bearer.

         This note is secured by any and all collateral at any time granted Bank to secure any obligations of Borrower.

         Each Obligor agrees to pay on demand all costs and expenses (including legal costs and attorney's fees) incurred or paid by the holder in enforcing this note on default.


         This note shall take effect as a sealed instrument and shall be governed by the laws (other than the conflict of law rules) of The Commonwealth of Massachusetts.

VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST

By:
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Title:
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Date:
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